UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 3, 2006
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 3, 2006, Associated Materials Incorporated (“AMI” or the “Company”) entered into an Independent Consultant Agreement (the “Consultant Agreement”) with Mr. Dana R. Snyder, a director of the Company. Under the terms of the Consultant Agreement, Mr. Snyder will provide various services to the Company including advice on commercial and market strategies as well as product positioning. Mr. Snyder will be compensated $50,000 per month as well as reimbursed for travel related expenses, but will not be entitled to receive any other benefits that are applicable to the Company’s employees. The Consultant Agreement will be in effect for sixty days and is extendable by mutual consent between Mr. Snyder and the Company for additional thirty day periods. A copy of the Consultant Agreement, dated as of April 3, 2006, by and between AMI and Mr. Snyder is attached as Exhibit 10.1 hereto and incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.
DATE: April 4, 2006	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary